UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 14, 2013

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2013 Annual Meeting of Shareholders (“Annual Meeting”) of Morgan Stanley (the “Company”) held on Tuesday, May 14, 2013, shareholders approved amendments of the Company’s 2007 Equity Incentive Compensation Plan (the “EICP”) (i) to authorize an additional 30 million shares to be available for issuance as awards under the EICP and (ii) to provide for performance criteria under the EICP that is intended to ensure that performance-based long-term incentive awards are tax-deductible to the Company under Section 162(m) of the Internal Revenue Code of 1986 (as amended) (“Section 162(m)”).

For a description of the terms and conditions of the EICP, as amended and restated as of March 21, 2013, see “Summary of the EICP as Proposed to be Amended” under “Item 4. Company Proposal to Amend the 2007 Equity Incentive Compensation Plan to Increase Shares Available for Grant” in the proxy statement filed with the Securities and Exchange Commission on March 28, 2013 for the Company’s Annual Meeting (the “2013 Proxy”), which description is incorporated herein by reference.  The description of the EICP contained in the 2013 Proxy is qualified in its entirety by reference to the full text of the EICP, a copy of which is filed hereto as Exhibit 10.1.

At the Annual Meeting, the shareholders also approved the amendment of the Company’s Section 162(m) Performance Formula (the “Performance Formula”) that governs annual incentive compensation for certain of the Company’s officers to modify the definition of “Pre-Tax Earnings.”

For a description of the terms and conditions of the Performance Formula, as amended and restated as of March 21, 2013, see “Summary of the Performance Formula as Proposed to be Amended” under “Item 6. Company Proposal to Amend the Section 162(m) Performance Formula Governing Annual Incentive Compensation for Certain Officers” in the 2013 Proxy, which description is incorporated herein by reference.  The description of Performance Formula contained in the 2013 Proxy is qualified in its entirety by reference to the full text of the Performance Formula, a copy of which is filed hereto as Exhibit 10.2.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, shareholders voted on proposals to: (i) elect directors to the Company’s Board of Directors (the “Board”), (ii) ratify the appointment of Deloitte & Touche LLP as independent auditor, (iii) approve the compensation of executives as disclosed in the proxy statement (a non-binding advisory resolution), (iv) amend the Company’s 2007 Equity Incentive Compensation Plan to increase shares available for grant, (v) amend the Company’s 2007 Equity Incentive Compensation Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m), and (vi) amend the Section 162(m) performance formula governing annual incentive compensation for certain officers.

All nominees for election to the Board were elected for a term that will continue until the next annual meeting of shareholders or until the director’s successor has been duly elected and qualified (or the director’s earlier resignation, death or removal).  The shareholders’ vote ratified the appointment of the independent auditor. The proposal to approve the compensation of executives as disclosed in the 2013 Proxy, through an advisory resolution, was approved.  The proposals to amend (i) the Company’s 2007 Equity Incentive Compensation Plan to increase shares available for grant, (ii) the Company’s 2007 Equity Incentive Compensation Plan to provide for qualifying performance-based long-term incentive awards under Section 162(m) and (iii) the Section 162(m) performance formula governing annual incentive compensation for certain officers were approved.

The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each proposal, as applicable, is set forth below. The Company’s independent inspector of election reported the final vote of the shareholders as follows:

		For	Against	Abstain	Broker Non-vote
1.	Election of Directors
	Erskine B. Bowles	1,553,820,842	41,724,520	7,376,156	150,329,074
	Howard J. Davies	1,580,973,070	14,154,576	7,793,872	150,329,074
	Thomas H. Glocer	1,583,474,707	11,333,295	8,113,515	150,329,074
	James P. Gorman	1,569,491,420	21,751,560	11,678,536	150,329,074
	Robert H. Herz	1,583,645,442	11,345,817	7,930,260	150,329,074
	C. Robert Kidder	1,553,176,056	41,773,699	7,971,761	150,329,074
	Klaus Kleinfeld	1,566,404,263	28,433,963	8,101,289	150,329,074
	Donald T. Nicolaisen	1,559,087,768	34,954,385	8,879,362	150,329,074
	Hutham S. Olayan	1,561,133,730	32,950,687	8,837,102	150,329,074
	James W. Owens	1,501,033,820	93,127,784	8,759,910	150,329,074
	O. Griffith Sexton	1,581,053,716	13,116,777	8,751,023	150,329,074
	Ryosuke Tamakoshi	1,578,930,688	14,952,926	9,037,902	150,329,074
	Masaaki Tanaka	1,579,046,621	15,143,427	8,731,473	150,329,074
	Laura D. Tyson	1,562,431,338	29,077,262	11,412,915	150,329,074

2.	Ratification of Appointment of Independent Auditor	1,736,398,442	10,800,858	6,051,276	*

3.	Approval of Compensation of Executives (Non-Binding Advisory Resolution)	1,381,247,162	211,277,381	10,396,964	150,329,074

4.	Approval of Amendment of the Company’s 2007 Equity Incentive Compensation Plan to Increase Shares Available for Grant	1,281,597,622	314,273,314	7,050,571	150,329,074

5.	Approval of Amendment of the Company’s 2007 Equity Incentive Compensation Plan to Provide for Qualifying Performance-Based Long-Term Incentive Awards under Section 162(m)	1,555,127,077	40,243,648	7,550,778	150,329,074

6.	Approval of Amendment to the Section 162(m) Performance Formula Governing Annual Incentive Compensation for Certain Officers	1,561,094,818	33,032,886	8,793,798	150,329,074

* Not applicable.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Morgan Stanley 2007 Equity Incentive Compensation Plan, as amended and restated as of March 21, 2013.

10.2	Morgan Stanley Performance Formula and Provisions, as amended and restated as of March 21, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)

Date:	May 14, 2013	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary